Exhibit 10.a.(xxviii)(a)

              ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement is dated as of June 30, 1995 and is among Matson Leasing Company, Inc. ("Leasing"), Matson Navigation Company, Inc. ("Matson") and The Prudential Insurance Company of America ("Prudential" or the "Noteholder"), as the holder of the $50,000,000 9.00% Notes due October 2, 1999 (the "9.00% Notes"), the $10,000,000 7.65% Note due August 2, 2001 (the
"7.65% Note") and the $50,000,000 8.00% Notes due August 2, 2000 (the "8.00%
Notes") (the 9.00% Notes, the 8.00% Notes and the 7.65% Notes are collectively
referred to as the "Notes"), in each case issued by Leasing.   Capitalized terms
not otherwise defined herein shall have the respective meanings assigned to them in the Consent and Amendment Agreement of even date herewith (the "Consent").

     WHEREAS, Leasing issued the Notes as follows: (a) the 9.00% Notes were issued pursuant to the note agreement among Leasing, Prudential Reinsurance Company, a Delaware corporation ("PruRe"), and Noteholder, dated as of June 28, 1991 (as amended, the "1991 Agreement"); (b) the 8.00% Notes were issued pursuant to the note agreement dated March 11, 1992 (as amended, the "March 1992 Agreement") among Leasing, Prudential and Prudential Property and Casualty Company ("PruPac") and Prudential; and (c) the 7.65% Notes were issued pursuant to the note agreement between Leasing and Prudential dated as of July 17, 1992 (as amended, the "July 1992 Agreement;" the 1991 Agreement, the March 1992 Agreement and the July 1992 Agreement are collectively referred to as the
"Agreements").   Since the respective dates of issuance of the Notes, PruPac and
PruRe have transferred the Notes purchased by them to Prudential, so that Prudential is the only Noteholder.

     WHEREAS, each of the Notes is fully and unconditionally guarantied by Matson, as parent of Leasing, pursuant to guaranty agreements of even date therewith (the "Guaranties").

     WHEREAS, Matson and Leasing have agreed to the sale of substantially all of Leasing's assets to XTRA Corporation on or about June 30, 1995 (the "Transaction"), and Leasing has requested that the Noteholder consent to the Transaction.

     WHEREAS, the Noteholder has indicated that it is willing to so consent, provided that the conditions set forth in the Consent have been satisfied, and one of such conditions is the full, unconditional and irrevocable assumption by Matson of all of Leasing's obligations and liabilities under and in respect of the Notes and the related note agreements pursuant to this Assignment and Assumption Agreement.

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Matson and Leasing hereby agree, for the benefit of the Noteholder and its successors, assigns and transferees:

     1. Upon the terms and subject to the conditions set forth in the Consent, simultaneously with the consummation of the Transaction, Leasing shall delegate, assign and transfer to Matson all of its duties, liabilities, obligations and undertakings under or in respect of the 9.00% Notes, the 8.00% Notes, the 7.65% Note, the 1991 Agreement, the March 1992 Agreement and the July 1992 Agreement (collectively, "Obligations"), and simultaneously with such transfer, Matson shall accept and assume each and every Obligation as its own direct Obligation, as principal and not as guarantor or surety. Without limiting the generality of the foregoing, the Obligations include (a) punctually paying the principal of, and interest and Yield Maintenance Premium on, each Note, and all other amounts due and payable under the Documents, to the extent not theretofore paid, all as the same shall in each case become due and payable in accordance with their respective terms; and (b) punctually performing and complying with all the terms, covenants, and conditions of each Agreement and each Note (collectively, the "Documents") to the same extent as if Matson had been the original obligor thereunder.

     2. Matson, Leasing and the Noteholder agree that (a) the term "the Company" in the Documents shall mean Matson Navigation Company, Inc., a Hawaii corporation and successor in interest to Leasing, from and after the date this assignment and assumption becomes effective (the "Effective Date"); (b) the provisions of each Document are ratified and confirmed in all respects by Matson; and (c) except as otherwise expressly set forth herein and in the Consent, all provisions of each Document shall be and remain in full force and effect.

     3. On the Effective Date, all liability and obligations of (a) Leasing under the Documents and (b) Matson under the Guaranties shall cease and be of no further force or effect, unless this Assignment and Assumption Agreement (i) is successfully challenged in court or by other legal or administrative action or proceeding; (ii) hereafter becomes null and void or otherwise ineffective in any respect whatsoever; or (iii) Matson repudiates, or denies it has, any liability, responsibility or obligation in respect of the Obligations.

     4. Matson agrees to execute and deliver such further instruments, agreements and documents, including without limitation, allonges to the Notes or new Notes in replacement therefor, in either case reflecting Matson's assumption thereof, and to take such further actions as the Noteholder may reasonably request for the purpose of more fully evidencing the assumption by Matson of the Obligations and otherwise to effect the terms of this Assignment and Assumption Agreement.

     5. Notices to Matson under the Documents shall continue to be given in the manner and to its address set forth for notices in the applicable Guaranty.
This Assignment and Assumption Agreement shall be governed by the laws of the State of California, without giving effect to principles of conflicts of law thereof.

     6. This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


     7. Any provision of this Assignment and Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.
Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Assignment and Assumption Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment and Assumption Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.


                              Matson Navigation Company, Inc.
                                  a Hawaii corporation



                              By /s/ R. J. Donohue
                                   Name:
                                   Title:  Senior Vice President

                              Matson Leasing Company, Inc.
                                  a Hawaii corporation


                              By /s/ K. C. O'Rourke
                                   Name:
                                   Title:  Vice President

                              The Prudential Insurance Company of America
                                  a New Jersey corporation


                              By /s/ Raymond G. Kennedy
                                   Name:
                                   Title:  Second Vice President